Exhibit 10.58

EXECUTION COPY

AMENDMENT NO. 19 TO RECEIVABLES PURCHASE AGREEMENT

THIS  AMENDMENT  NO. 19  TO  RECEIVABLES  PURCHASE AGREEMENT (this “Amendment”), dated as of November 30, 2018, is entered into among WORTHINGTON RECEIVABLES CORPORATION, a Delaware corporation, as Seller (the “Seller”), WORTHINGTON INDUSTRIES, INC., an Ohio corporation, as Servicer (the “Servicer”), THE MEMBERS OF THE VARIOUS PURCHASER GROUPS FROM TIME TO TIME PARTY TO THE AGREEMENT (as defined below) (each, a “Purchaser Group” and collectively, the “Purchaser Groups”), and PNC BANK, NATIONAL ASSOCIATION, as Administrator (the “Administrator”).

RECITALS

WHEREAS, the Seller, the Servicer, each member of each of the Purchaser Groups and the Administrator are parties to the Receivables Purchase Agreement, dated as of November 30, 2000 (as amended, supplemented or otherwise modified through the date hereof, the “Agreement”);

WHEREAS, concurrently herewith, Worthington Torch, LLC (the “Released Originator”), the Remaining Originators and the Seller are entering into that certain Amendment No. 9 to Purchase and Sale Agreement (the “Sale Agreement Amendment”), dated as of the date hereof;

WHEREAS, concurrently herewith, the Released Originator and Worthington Cylinders Corporation are entering into a separate Assignment Agreement with the Seller (each, an “Assignment Agreement” and collectively, the “Assignment Agreements”), dated as of the date hereof; and

WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Certain Defined Terms. Capitalized terms that are used herein without definition and that are defined in Exhibit I to the Agreement shall have the same meanings herein as therein defined.

2.Amendments to Agreement. The Agreement is hereby amended to reflect the marked pages of the Agreement attached hereto as Exhibit A.

3.Representations and Warranties. The Seller and the Servicer each hereby represents and warrants to the Administrator and each member of the various Purchaser Groups from time to time party to the Agreement as follows:

(a)Representations and Warranties. Its representations and warranties contained in Exhibit III of the Agreement are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date);

(b)Enforceability. The execution and delivery by each of the Seller and the Servicer of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are within each of its corporate powers and have been duly authorized by all necessary corporate action on each of its parts. This Amendment and the Agreement, as amended hereby, are each of the Seller’s and the Servicer’s valid and legally binding obligations, enforceable in accordance with its terms; and

730409855 00691175

(c)No Default. Immediately after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Unmatured Termination Event exists or shall exist.

(d)Borrowing Base. Immediately after giving effect to this Amendment, the Sale Agreement Amendment and the Assignment Agreements, the Aggregate Investment plus the Total Reserves on the date hereof will not exceed the Net Receivables Pool Balance on the date hereof.

4.Consent. Each of the parties hereto hereby (i) consents to the execution, delivery and performance of the Sale Agreement Amendment, each Assignment Agreement and each of the other documents, instruments and agreements referenced in Section 6 of this Amendment and (ii) waives any notice requirement set forth in the Agreement or any other Transaction Document as a prerequisite or condition precedent to the effectiveness of any such document, instrument or agreement.

5.Effect of Amendment. All provisions of the Agreement, including as expressly amended and modified by this Amendment, shall remain in full force and effect and are hereby ratified. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as set forth herein.

6.Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Administrator of counterparts of: (i) this Amendment, (ii) the Sale Agreement Amendment, (iii) each Assignment Agreement, and (iv) such other documents, instruments and agreements reasonably requested by the Administrator prior to the date hereof.

7.Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

8.Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

730409855 00691175	2

9.Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York (without regard to any otherwise applicable principles of conflicts of law other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

10.Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

730409855 00691175	3

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

WORTHINGTON RECEIVABLES
CORPORATION, as Seller

By:	/s/ Marcus Rogier
Name: Marcus Rogier
Title: Treasurer

WORTHINGTON INDUSTRIES, INC.,
as Servicer

By:	/s/ Marcus Rogier
Name: Marcus Rogier
Title: Treasurer

PNC BANK, NATIONAL ASSOCIATION,
as Administrator

By:	/s/ Michael Brown
Name: Michael Brown
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Purchaser Agent and a Related Committed
Purchaser

By:	/s/ Michael Brown
Name: Michael Brown
Title: Senior Vice President

730409855 00691175	S-1	Amendment No. 19 to Receivables Purchase Agreement (Worthington)

Exhibit A

[Amendments to the Receivables Purchase Agreement]

730409855 00691175	Exhibit A	Amendment No. 19 to Receivables Purchase Agreement (Worthington)

Exhibit A to Amendment No. 19 dated November 30, 2018

RECEIVABLES PURCHASE AGREEMENT

dated as of November 30, 2000

among

WORTHINGTON RECEIVABLES CORPORATION,

WORTHINGTON INDUSTRIES, INC.,

as Servicer

THE MEMBERS OF VARIOUS PURCHASER GROUPS FROM TIME TO TIME PARTY HERETO

and

PNC BANK, NATIONAL ASSOCIATION,

as Administrator

730468638 00691175

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WORTHINGTON RECEIVABLES CORPORATION

By:
Name:
Title:

Address:

Worthington Receivables Corporation
1205 Dearborn Drive
Columbus, Ohio 43085

Attention: Marcus Rogier
Telephone: (614) 840-4663
Facsimile: (614) 438-7508

WORTHINGTON INDUSTRIES, INC., as Servicer

By:
Name:
Title:

Address:

Worthington Industries, Inc.
200 Old Wilson Bridge Road
Worthington, Ohio 43085

Attention: Marcus Rogier
Telephone: (614) 840-4663
Facsimile: (614) 438-7508

730468638 00691175	S-1

“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of each Originator and of Worthington in effect on the date of the Agreement and described in Schedule I to the Agreement, as modified in compliance with the Agreement.

“Current Days’ Sales Outstanding” means, for any calendar month, an amount computed as of the last day of such calendar month equal to: (a) the average of the Outstanding Balance of all Pool Receivables that are not passed their respective due date as of the last day of most recent three calendar months divided by (b)(i) the average of the aggregate credit sales made by the Originators during most recent three calendar months divided by (ii) 90.

“Cut-off Date” has the meaning set forth in the Sale Agreement.

“Cylinders” means Worthington Cylinders Corporation, an Ohio corporation.

“Debt” means: (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, (d) obligations as lessee under leases that shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (e) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d).

“Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such month excluding Ineligible Elimination Amounts, by (b)(i) at all times during which the Current Days’ Sales Outstanding is less than or equal to 40, the aggregate credit sales made by the Originators during the month that is five months before such month and (ii) at all other times, the aggregate credit sales made by the Originators during the month that is six months before such month.

“Defaulted Receivable” means a Receivable:

(a)as to which any payment, or part thereof, remains unpaid for more than 120 days, in each case from the due date for such payment, or

(b)without duplication (i) as to which an Insolvency Proceeding shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto, (ii) that has been charged-off as uncollectible or (iii) that should have been charged-off as uncollectible pursuant to the Credit and Collection Policy.

The “Outstanding Balance” of any Defaulted Receivable shall be determined without regard to any credit memos or credit balances.

(B)the “fair value” of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;

730468638 00691175	I-19

(C)the “regular market value” of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to Purchase such asset under ordinary selling conditions; and

(D)the “present fair saleable value” of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm’s-length transaction in an existing and not theoretical market.

“Specifically Reserved Dilution Amount” means, for any calendar month, the sum of the amounts reserved in the balance sheet of each Originator for (i) volume rebates and (ii) potential credits relating to the voluntary recall announced by the Servicer in a public filing on January 10, 2012.

“Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

“Steel Surcharge Receivable” means a Receivable, the Originators of which are The Worthington Steel Company, a Delaware corporation, The Worthington Steel Company, an Ohio corporation, Worthington Steel Company of Decatur, L.L.C., an Alabama limited liability company, Worthington Steel of Michigan, Inc., a Michigan corporation, WSC Acquisition, LLC, an Ohio Limited liability company, or The Worthington Steel Company, LLC, an Ohio limited liability company, which is associated with surcharges for coke shortages, utilities, fuel, freight and other costs from vendors of such Originators.

“Subject Collections” means, with respect to any Subject Receivable: (a) all funds that are received by a Subject Worthington Affiliate or Cylinders, in payment of any amounts owed in respect of such Subject Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Subject Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related obligor or any other Person directly or indirectly liable for the payment of such Subject Receivable and available to be applied thereon) and (b) all other proceeds of such Subject Receivable.

“Subject Facility” means Cylinders’ facility located in Mount Orab, Ohio.

“Subject Receivable” means (a) any indebtedness and other obligations owed to any Subject Worthington Affiliate, arising in connection with the sale of goods or for services rendered, and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto or (b) any indebtedness and other obligations owed to Cylinders, arising in connection with the sale of goods or for services rendered through the Subject Facility, and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto; provided, however, that Subject Receivable shall exclude (i) all Pool Receivables and (ii) all Excluded Receivables.

“Subject Worthington Affiliate” means (a) AMTROL, Inc. a Rhode Island corporation, and (b) Worthington Torch, LLC, an Ohio limited liability company.

730468638 00691175	I-19

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.

“Tangible Net Worth” means, with respect to any Person, the tangible net worth of such Person as determined in accordance with GAAP.

“Termination Day” means: (a) each day on which the conditions set forth in Section 2 of Exhibit II to the Agreement are not satisfied or (b) each day that occurs on or after the Facility Termination Date.

“Termination Event” has the meaning specified in Exhibit V to the Agreement. “Termination Fee” means, for any Yield Period, with respect to any Purchaser, the amount, if any, by which: (a) the additional Discount related to such Purchaser’s Investment (calculated without taking into account any Termination Fee or any shortened duration of such Yield Period) that would have accrued during such Yield Period on the reductions of Investment relating to such Yield Period had such reductions not been made, exceeds (b) the income, if any, received by such Purchaser from investing the proceeds of such reductions of Investment, as determined by the such Purchaser’s Purchaser Agent, which determination shall be binding and conclusive for all purposes, absent manifest error.

“Total Reserves” means, at any time, the sum of the Yield Reserve and the greater of (a) the sum of the Loss Reserve and the Dilution Reserve, or (b) the sum of the Concentration Reserve and the Dilution Component Reserve.

“Transaction Documents” means the Agreement, the Lock-Box Agreements, each Purchaser Group Fee Letter, the Sale Agreement and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with any of the foregoing, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Agreement.

“Transfer Supplement” has the respective meanings set forth in Sections 6.3(c) and 6.3(e).

“Turnover Rate” means, for any calendar month, an amount computed as of the last day of such calendar month equal to: (a) the average of the Outstanding Balance of all Pool Receivables as of the last day of such calendar month, divided by (b) the quotient of (i) the aggregate credit sales made by the Originators during the three calendar months ended on the last day of such calendar month, divided by (ii) 3.

730468638 00691175	I-20